                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                            VASCULAR SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

      Minnesota                                                 41-1859679
(State of incorporation                                      (I.R.S. Employer
  or organization)                                          Identification No.)


      2495 Xenium Lane North
      Minneapolis, Minnesota                                       55441
(Address of principal executive offices)                         (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-84089

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of each exchange on which
    to be so registered                        each class is to be registered

      Not Applicable                                   Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 par value
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

     The description of Vascular Solutions, Inc.'s (the "Company's"), Common Stock, $0.01 par value, included in the Description of Capital Stock section of the Company's Registration Statement on Form S-1 (File No. 333-84089), as amended, which Registration Statement was initially filed on July 30, 1999, is hereby incorporated herein by reference.


Item 2.  Exhibits.
         ---------

Number   Description
------   -----------

3.1*     Articles of Incorporation of the Company, as currently in effect

3.2*     Bylaws of the Company, as currently in effect

4.1*     Specimen of Common Stock certificate

4.2* Form of warrant dated January 31 and February 14, 1997 issued to representatives of Miller, Johnson & Kuehn, Incorporated

4.3* Form of warrant dated December 29, 1997 issued to representatives of Miller, Johnson & Kuehn, Incorporated

4.4* Amended and Restated Investors' Rights Agreement dated December 9, 1998, by and between the Company and the purchasers of Series A and Series B preferred stock

4.5* Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 9, 1998

4.6* Put and Option Agreement dated December 9, 1998 by and among the Company, Stephens Vascular Preferred, LLC and Stephens Vascular Options, LLC

4.7* Stock Purchase Warrant dated June 10, 1999 by and between the Company and Jones Pharma, Incorporated


* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-84089).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                VASCULAR SOLUTIONS, INC.
Date: October 12, 1999

                                                By /s/ Howard Root
                                                  ----------------
                                                   Howard Root
                                                   Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Number   Description
------   -----------

3.1*     Articles of Incorporation of the Company, as currently in effect

3.2*     Bylaws of the Company, as currently in effect

4.1*     Specimen of Common Stock certificate

4.2* Form of warrant dated January 31 and February 14, 1997 issued to representatives of Miller, Johnson & Kuehn, Incorporated

4.3* Form of warrant dated December 29, 1997 issued to representatives of Miller, Johnson & Kuehn, Incorporated

4.4* Amended and Restated Investors' Rights Agreement dated December 9, 1998, by and between the Company and the purchasers of Series A and Series B preferred stock

4.5* Amended and Restated Right of First Refusal and Co-Sale Agreement dated December 9, 1998

4.6* Put and Option Agreement dated December 9, 1998 by and among the Company, Stephens Vascular Preferred, LLC and Stephens Vascular Options, LLC

4.7* Stock Purchase Warrant dated June 10, 1999 by and between the Company and Jones Pharma, Incorporated


* Incorporated by reference to the exhibit of the same number in the Company's Registration Statement on Form S-1 (File No. 333-84089).